UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 3, 2005
MATRIXX INITIATIVES, INC.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

001-31404	87-0482806

(Commission File Number)	(IRS Employer Identification No.)

4742 N. 24th Street, Suite 455 Phoenix, Arizona	85016

(Address of Principal Executive Offices)	(Zip Code)
(602) 385-8888

(Registrant’s Telephone Number, Including Area Code)
NONE

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 2.03 Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6

Item 1.01 Entry Into a Material Definitive Agreement
Item 2.03 Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant
On November 3, 2005, Matrixx Initiatives, Inc. (“Matrixx”) and its wholly-owned subsidiary, Zicam, LLC (“Zicam”, and together with Matrixx, the “Company”), entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with Comerica Bank for the provision by Comerica Bank to the Company of a new credit facility. This credit facility replaces a prior credit facility that the Company held with Comerica Bank. The Credit Agreement, a related Amended and Restated Secured Promissory Note (the “Note”) and associated security agreements are dated as of September 27, 2005. However, Comerica Bank did not execute and deliver the documents until November 3, 2005.
The Credit Agreement and Note provide for a $4,000,000 revolving credit facility that matures on July 2, 2007. Interest on outstanding balances will accrue at 0.25% above Comerica Bank’s base rate (or prime rate) as determined from time to time. This interest rate represents a reduction from the 0.75% above prime rate that the Company was required to pay under its prior credit facility with Comerica Bank. The Company may repay all outstanding amounts under the Credit Agreement and Note at any time before maturity without penalty or premium. Amounts repaid during the credit facility’s term may be re-borrowed by the Company prior to maturity. The Company’s payment obligations under the Credit Agreement and Note are secured by continuing liens by Comerica Bank over the Company’s assets, including Matrixx’s equity interest in Zicam and the Company’s intellectual property.
The Credit Agreement contains standard provisions relating to default and acceleration of the Company’s payment obligations, including the following enumerated events of default by the Company: failure to pay principal, interest, fees or expenses when due; failure to observe or perform covenants and agreements under the Credit Agreement; the making of any materially misleading or untrue representation, warranty or certification; failure to pay other debt (excluding trade payables and certain other current liabilities) when due, or acceleration of (or events triggering a third party’s right to accelerate) such other debt; commencement of bankruptcy or other insolvency proceedings by or against the Company; entry of one or more judgments against the Company that exceed applicable insurance coverage by $250,000 or more; a judgment creditor of the Company obtaining possession of Company assets having an aggregate value of more than $50,000; the entry of any order, judgment or decree for the dissolution of Matrixx, Zicam or any guarantor of their Credit Agreement obligations; a notice of lien, levy or assessment being filed by a governmental authority against Company assets or tax amounts due becoming a lien on Company assets, and the amounts due in respect thereof not being paid when due; and a change of control of the Company without Comerica Bank’s prior written consent.
Copies of the Credit Agreement, the Note and associated security agreements are attached as Exhibits 10.1 through 10.6 to this Report on Form 8-K and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

10.1	Amended and Restated Credit Agreement dated as of September 27, 2005 among Matrixx Initiatives, Inc., Zicam, LLC and Comerica Bank.

10.2	Amended and Restated Secured Promissory Note dated as of September 27, 2005 (principal amount $4,000,000) given by Matrixx Initiatives, Inc., Zicam, LLC to Comerica Bank.

10.3	Amended and Restated Security Agreement dated as of September 27, 2005 among Matrixx Initiatives, Inc., Zicam, LLC and Comerica Bank.

10.4	Security Agreement and Collateral Assignment of Limited Liability Company Interests between Matrixx Initiatives, Inc. and Comerica Bank.

10.5	Amended and Restated Intellectual Property Security Agreement dated as of September 27, 2005 between Matrixx Initiatives, Inc. and Comerica Bank.

10.6	Amended and Restated Intellectual Property Security Agreement dated as of September 27, 2005 between Zicam, LLC and Comerica Bank.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXX INITIATIVES, INC. (Registrant)
/s/ William J. Hemelt
William J. Hemelt
Executive Vice President, Chief Financial Officer and Treasurer

     Date: November 7, 2005